Exhibit 99.5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Hulunbeier Hailaer Beixue Dairy Factory

We have audited the accompanying balance sheets of Hulunbeier Hailaer Beixue Dairy Factory as of September 30, 2009 and 2008, and the related statements of operations, cash flows and stockholders' equity for each of the years in the two year periods ended September 30, 2009. Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the two year periods ended September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, NJ
April 7, 2010

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
BALANCE SHEETS

	As of September 30,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$198,551	$1,148,644
Accounts receivable - net of allowance for bad debts of
$7,787 and $7,829, respectively	2,390,352	547,418
Other recievables	-	82,581
Due from related parties	2,529,792	1,991,583
Loan to others	733,103	-
Tax receivable	124,142	1,646,517
Inventories	2,882,983	11,627,837
Prepaid expenses	49,806	-
Advances to suppliers	4,142,197	2,431,324

Total current assets	13,050,926	19,475,904

Property, plant and equipment, net	10,903,037	9,233,706

Other assets:
Restricted cash	39,553	39,765
Loan to shareholders	88,890	-
Intangible assets, net	652,298	670,054

Total other assets	780,741	709,819

Total assets	$24,734,704	$29,419,429

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,505,050	$3,946,405
Short-term loan	1,333,074	2,179,708
Other payables	72,816	91,432
Accrued expenses	548,346	329,928
Advances from customers	3,242,297	8,995,176
Loan from shareholders	-	3,459,907

Total current liabilities	6,701,583	19,002,556

Shareholders' equity
Registered capital	72,494	72,494
Additional paid in capital	11,023,102	5,343,406
Retained earnings	5,615,803	3,630,399
Accumulated other comprehensive income	1,321,722	1,370,574

Total shareholders' equity	18,033,121	10,416,873

Total liabilities and shareholders' equity	$24,734,704	$29,419,429

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
STATEMENTS OF OPERATIONS

	For The Years Ended September 30,
	2009	2008

Net sales	$22,456,948	$19,441,754
Cost of goods sold	19,565,073	16,920,072

Gross profit	2,891,875	2,521,682

Operating expenses:
Distribution expenses	184,231	496,343
General and administrative expenses	373,796	178,187

Total operating expenses	558,027	674,530

Operating income	2,333,848	1,847,152

Interest expenses	348,444	247,058

Income before income taxes	1,985,404	1,600,094

Provision for income taxes	-	-

Net income	$1,985,404	$1,600,094

Other comprehensive income:
Foreign currency translation adjustment	(48,852)	917,025

Comprehensive income	$1,936,552	$2,517,119

Earnings per share
Basic and diluted	$3.31	$2.67

Weighted average shares outstanding
Basic and diluted	600,000	600,000

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Registered	Additional	Retained	Accumulated Other Comprehensive
	Capital	Paid in Capital	Earnings	Income	Total

Balance at September 30, 2007	$72,494	$4,637,774	$2,030,305	$453,549	$7,194,121

Additional paid in capital	-	705,632	-	-	705,632

Net income for the year	-	-	1,600,094	-	1,600,094

Foreign currency translation gain	-	-	-	917,025	917,025

Balance at September 30, 2008	$72,494	$5,343,406	$3,630,399	$1,370,574	$10,416,873

Additional paid in capital	-	5,679,696	-	-	5,679,696

Net income for the year	-	-	1,985,404	-	1,985,404

Foreign currency translation loss	-	-	-	(48,852)	(48,852)

Balance at September 30, 2009	$72,494	$11,023,102	$5,615,803	$1,321,722	$18,033,121

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
STATEMENTS OF CASH FLOWS

	For The Years Ended September 30,
	2009	2008

Cash flows from operating activities
Net income	$1,985,404	$1,600,094
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	799,980	579,056
Allowance for advances to suppliers	159,837	-
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivable and other receivables	(1,761,695)	241,238
Tax receivable	1,511,854	(1,575,174)
Inventories	8,672,854	(10,182,741)
Prepaid expenses	(49,750)	-
Advances to suppliers	(1,881,710)	(2,325,976)
Increase (decrease) in -
Accounts payable and other payable	(195,482)	3,942,242
Accrued expenses	219,927	(344,506)
Advances from customers	(5,698,340)	8,605,418

Net cash provided by operating activities	3,762,879	539,651

Cash flows from investing activities
Purchase of fixed assets	(2,502,456)	(322,359)
Loan to related parties	(548,208)	(1,905,289)
Loan to others	(732,263)	-
Loan to shareholders	(88,788)
Repayment from shareholders	-	1,972,545

Net cash used in investing activities	(3,871,715)	(255,103)

Cash flows from financing activities
Proceeds from short-term loan	980,369	84,538
Repayment of short-term loan	(1,814,415)	-
Restricted cash paid to banks	-	(2,818)
Proceeds from shareholder loans	-	144,278

Net cash (used in) provided by financing activities	(834,046)	225,998

Effect of exchange rate changes on cash and cash equivalents	(7,211)	82,520

Net (decrease) increase in cash and cash equivalents	(950,093)	593,066

Cash and cash equivalents, beginning of year	1,148,644	555,578

Cash and cash equivalents, end of year	$198,551	$1,148,644

Supplemental disclosures of cash flow information:

Interest paid	$274,692	$119,606
Income taxes paid	$-	$-

Non-cash financing activities:
Liabilities converted to equity	$5,679,696	$-
Capital contributed in the form of intangible assets	$-	$705,632

The accompanying notes are an integral part of these financial statements

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

1.	ORGANIZATION AND BASIS OF PRESENTATION

Hulunbeier Hailaer Beixue Dairy Factory (the "Company"), established on February 4, 2002 under the laws of the People’s Republic of China (“PRC” or “China”), is engaged in the production, processing, distribution and development of powdered milk products in the PRC.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RISKS OF LOSSES - The Company is potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company's operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company's financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period.  As of September 30, 2009 and 2008, the Company has not experienced any uninsured losses from injury to others or other losses.

SUBSEQUENT EVENTS - The Company has evaluated subsequent events that have occurred through the filing date and disclosed it in note 16.

CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash on hand and deposits with banks with an original maturity of three months or less.

ACCOUNTS RECEIVABLE - The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES - Inventories comprise raw materials, work in progress, finished goods and packing materials and are stated at the lower of cost or market value. Cost is calculated using the weighted average method and includes all costs to acquire and any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenances, and depreciation expense. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. Management compares the cost of inventory with market value and an allowance is made for writing down the inventory to its market value, if lower.  Management writes off obsolete inventory when it occurs.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets on a straight-line basis. The estimated useful lives for significant property, plant and equipment categories are as follows:

Building	30 years

Machinery, equipment and automobiles	5-10 years

Construction in progress represents the direct costs of construction or acquisition incurred. Upon completion and readiness for use of the assets, capitalization of these costs ceases and the cost of construction in progress is transferred to fixed assets. No depreciation is provided until the project is completed and the assets are ready for intended use.

The Company periodically reviews the carrying value of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment”. When estimated future cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeded the fair value of assets. Based on its review, the Company has determined that there were no impairments of its long-lived assets as of September 30, 2009.

REVENUE RECOGNITION - The Company's revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

ADVANCES FROM CUSTOMERS - Revenue from the sale of goods is recognized when goods are delivered. Non-refundable receipts in advance for goods to be delivered in the subsequent year are carried forward as deferred revenue.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

EMPLOYEE BENEFIT COSTS - Mandatory contributions are made to the Chinese Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

COMPREHENSIVE INCOME – Comprehensive income is defined to include changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

EARNINGS PER SHARE – The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

TAXATION - The Company utilizes ASC 740, “Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized.

FOREIGN CURRENCY TRANSLATION - The Company's principal country of operations is the PRC. The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated Other Comprehensive Income".

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, advances from customers, and other payables approximate their fair values as of September 30, 2009 and 2008 due to the relatively short-term nature of these instruments.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK - The Company maintains certain bank accounts in the PRC which are not protected by insurance.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. The Company's operating results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NEW ACCOUNTING PRONOUNCEMENTS – In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its financial statements.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued ASC 105,  “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162”. The FASB Accounting Standards Codification TM (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of ASC 105, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of ASC 105 did not have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued ASC 810, “Amendments to FASB Interpretation No. 46(R)” to improve financial reporting by enterprises involved with variable interest entities. ASC 810 addresses (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166 and (2) concerns about the application of certain key provisions of FIN 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. ASC 810 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not expect the adoption of ASC 810 to have a material impact on the Company’s results of operations or financial position.

In May 2009, the FASB issued ASC 855, “Subsequent Events”, (“ASC 855”) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of ASC 855 to interim or annual financial periods ending after June 15, 2009. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial position.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

3.	ACCOUNTS RECEIVABLE

The Company’s accounts receivable as of September 30, 2009 and 2008 are summarized as follows:

	September 30, 2009	September 30, 2008
Accounts receivable	$2,398,139	$555,247
Less: Allowance for doubtful accounts	7,787	7,829
Total net accounts receivable	$2,390,352	$547,418

The activity in the allowance for doubtful accounts as of September 30, 2009 and 2008 is summarized as follows:

	September 30, 2009	September 30, 2008
Beginning balance	$7,829	$7,073
Change during the period	(42)	756
Ending balance	$7,787	$7,829

4.	LOAN TO OTHERS

The Company occasionally provides loans to non-related companies in order to develop favorable business relationships. These loans are usually free of interest and due upon demand. As of September 30, 2009, the Company had outstanding loans of $733,103 to one non-related company. There was no outstanding loans to non-related companies as of September 30, 2008. No allowance is considered necessary because the Company has collected the loan as of this report issued date.

5.	INVENTORIES

Inventories consist of the following as of September 30, 2009 and 2008:

	September 30, 2009	September 30, 2008

Raw materials	$221,533	$403,765
Work-in-progress	685,355	133,771
Finished goods	1,976,095	11,090,301
Total inventories	$2,882,983	$11,627,837

6.	ADVANCES TO SUPPLIERS

The Company makes advances to certain vendors for inventory purchases. The Company had $4,142,197 and $2,431,324 of advances to suppliers while the Company has not received relevant inventory as of September 30, 2009 and 2008, respectively. The allowances for advances to suppliers were $160,020 and zero as of September 30, 2009 and 2008, respectively.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

7.	FIXED ASSETS

Fixed assets consist of the following as of September 30, 2009 and 2008:

	September 30, 2009	September 30, 2008

Building	$6,636,804	$6,672,413
Plant and machinery	5,687,684	3,405,163
Motor vehicles	458,964	275,236
Computers and equipment	62,590	43,386
	12,846,042	10,396,198
Less: accumulated depreciation	(1,943,005)	(1,162,492)
Total fixed assets, net	$10,903,037	$9,233,706

Depreciation expense was $785,816 and $565,418 for the years ended September 30, 2009 and 2008, respectively.

8.	INTANGIBLE ASSETS

All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land and the power line underneath. The Company entered into a land use right agreement on October 14, 2002 with Inner Mongolia Autonomous Region Hulunbeier City Land Management Bureau, which sets forth the right to use a 21,139 square meters land for 50 years from September 26, 2005 to September 26, 2055. Under the agreement, the total fees amounted to RMB 4.84 million (approximately US$709,019). The land use right is amortized on a straight line basis over 50 years. Amortization expense was $14,180 and $14,256 for the years ended September 30, 2009 and 2008, respectively.

Net intangible assets at September 30, 2009 and 2008 were as follows:

	September 30, 2009	September 30, 2008
Land use right	$709,020	$712,823
Less: accumulated amortization	(56,722)	(42,769)
Total intangible assets, net	$652,298	$670,054

Based upon current assumptions, the Company expects that the land use right will be amortized according to the following schedule:

As of September 30,
2010	$14,180
2011	14,180
2012	14,180
2013	14,180
2014	14,180
Thereafter	581,396
$652,298

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

9.	RELATED PARTY TRANSACTIONS

During the normal course of the business, the Company, from time to time, temporarily borrows money from its principal shareholders to finance the working capital as needed. The amounts are usually unsecured, non-interest bearing and due on demand. The Company had shareholder loans in the amount of $3,459,907 as of September 30, 2008, and the entire balance of shareholder loans has been converted to equity as of September 30, 2009.

As of September 30, 2009, the Company had $88,890 loans to shareholders and $2,529,792 due from related parties, including $1,778,218 due from Ewenkeqi Beixue Dairy Co., Ltd. and $751,574 due from Hulunbeier Beixue Dairy Co., Ltd. As of September 30, 2008, the Company had $1,991,583 due from related parties, of which $1,777,215 was due from Ewenkeqi Beixue Dairy Co. Ltd. and $214,368 was due from Hulunbeier Beixue Dairy Co. Ltd. The amounts are unsecured, non-interest bearing and due on demand.

The Company purchased raw materials and products from Ewenkeqi Beixue Dairy Co., Ltd. The total purchase was $63,133 and $38,508 for the years ended September 30, 2009 and 2008, respectively.

10.	SHORT-TERM LOAN

As of September 30, 2009, the Company had a total of $1,333,074 short-term loans including the followings:

Lender	Term		Weighted Average Annual Interest rate	Amount
Xinghai Credit Union	2009.07.06	2010.07.05	9.6%	351,580
Xinghai Credit Union	2009.03.12	2010.03.12	10.7%	175,790
Zhang fengshun (related party)	2009.03.20	Due on demand	9.8%	292,983
Hulunbeier City Rundafeng	2009.05.27	2009.12.26	21.2%	146,492
Hulunbeier City Rundafeng	2009.05.27	2009.12.26	21.2%	14,649
Chen Guibin (related party)	2007.10.24	Due on demand	20.6%	131,842
Zhang fengshun (related party)	2008.4.20	Due on demand	16.8%	131,842
Qiujui (related party)	2007.10.24	Due on demand	20.4%	87,895
Total				1,333,074

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

10.	SHORT-TERM LOAN (Continued)

As of September 30, 2008, the Company had a total of $2,179,708 short-term loans, including the followings:

Lender	Term		Weighted Average Annual Interest rate	Amount
China Construction Bank	2008.01.23	2009.01.23	12.6%	$441,833
Xinghai Credit Union	2008.03.24	2009.03.12	12.7%	220,916
Xinghai Credit Union	2008.07.28	2009.07.28	13.5%	73,639
Xinghai Credit Union	2008.08.13	2009.08.13	13.5%	73,639
Fengdou Credit Union	2008.01.21	2009.01.21	12.6%	147,278
Fengdou Credit Union	2008.03.24	2009.03.24	14.9%	294,555
Hake Credit Union	2008.03.24	2008.12.10	14.6%	147,278
Hake Credit Union	2008.01.30	2009.01.30	17.9%	44,183
Jianshe Credit Union	2008.01.25	2009.01.24	13.5%	147,278
Jianshe Credit Union	2008.03.20	2008.12.10	14.9%	147,278
Xinda Credit Union	2008.01.30	2009.01.30	13.2%	88,367
Chen Guibin (related party)	2007.10.24	Due on demand	14.6%	132,550
Zhang Gengshun (related party)	2008.4.20	Due on demand	13.8%	132,550
Qiujie (related party)	2007.10.24	Due on demand	12.1%	88,367
Total				$2,179,708

The Company’s building with an estimate fair value of RMB 5,360,000 (approximately US$785,195) is used as collateral for the $175,790 loan with Xinghai Credit Union. Additionally, the $175,790 loan with Xinghai Credit Union is guaranteed by a non-related party, Hulunbeier Middle Small Corporation Investment Guarantor Limited. The $146,492 and $14,649 loans with Hunlunbeier City Rundafeng are guaranteed by a non-related party, Hulunbeier Jayin Motorcycle Trading Limited.

The loans with three related parties had an original term of 1 year. If the loan was extended beyond the original term, the interest rate would become 50% higher than original interest rate. Therefore, for the loans with Chen Guibin and Qiujie, interest rate was changed to 21.1% on October 24, 2008, and for the loan with Zhang Fengshun, interest rate was changed to 21.1% on April 20, 2009.

As of the date of this report, all short-term loans have been paid off except for the loan with Hulunbeier City Runddafeng with an original loan amount of $146,492 and remaining balance of $131,842, which the Company extended for another year with the same annual interest rate of 21.2%.

Interest expenses were $352,283 and $225,952 for the years ended September 30, 2009 and 2008, respectively.

11.	SHAREHOLDERS’ EQUITY

The Company’s registered capital is RMB 600,000 (approximately US$72,494). The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were a total of 600,000 shares issued and outstanding as of September 30, 2008 and 2009.

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

12.	ADVANCES FROM CUSTOMERS

Advances from customers represent prepayments made by customers for product sales. The Company records these prepayments as advance from customers when the payments are received in advance of shipments and reclassify them to sales once shipments are made. Advances from customers as of September 30, 2009 and 2008 amounted to $3,242,297 and $8,995,176, respectively.

13.	INCOME TAXES

The Company utilizes ASC 740, “Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized.

The Company is entitled to a tax holiday of three years for full Enterprise Income Tax exemption in China. The preferential tax treatment commenced in 2006 and will expire on December 31, 2009. The estimated tax savings amounted to $496,351 and $400,023 for the years ended September 30, 2009 and 2008, respectively. The net effect on basic earnings per share had the income tax been applied would decrease earnings per share from $3.31 to $2.48 for the year ended September 30, 2009 and $2.67 to $2.00 for the year ended September 30, 2008.

14.	MAJOR CUSTOMERS

The following table presents sales from major customers with individual sales over 10% of total net revenue for the years ended September 30, 2009 and 2008:

	The Year Ended September 30,
	2009				2008
	Sales	% of sales	Accounts receivable	% of accounts receivable	Sales	% of sales	Accounts receivable	% of account receivable
Harbin Huijiabei	$7,187,958	32%	$-	0%	$-	0%	$-	0%
Qingdao Suokang	2,685,252	12%	1,211,062	51%	2,476,186	13%	-	0%
Guangzhou Shien	-	0%	-	0%	13,640,305	70%	41,836	8%
Total	$9,873,210	43%	$1,211,062	51%	$16,116,492	83%	$41,836	8%

HUNLUNBEIER HAILAER BEIXUE DAIRY FACTORY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

15.	MAJOR VENDORS

There was only one major vendor, Shanghai Aolang, from whom the Company’s purchase were over 10% of total raw material purchased for the years ended September 30, 2009 and 2008. The purchase from this vendor totaled $757,073 (12.8%) and $3,647,154 (14.7%) for the years ended September 30, 2009 and 2008, respectively.

16.	SUBSEQUENT EVENT

On February 5, 2010, the Company entered into an Equity Transfer Agreement (“Agreement”) with Tengshun Technology and Development Co., Ltd. (“Tengshun Technology”), a wholly-owned subsidiary of Rodobo International, Inc. (“Rodobo”), a public company traded on the OTC Bulletin Board. Pursuant to the Agreement, Tengshun Technology agreed to acquire 100% of the equity interest in the Company for a cash payment of RMB600,000 (approximately $87,884),  8,800,000 shares of Rodobo’s common stock and 2,000,000 shares of Rodobo’s Series A Preferred Stock.